ASSET PURCHASE AGREEMENT

Private and Confidential

THIS ASSET PURCHASE AGREEMENT, (the “Agreement”) is made this 15th day of June, 2015 (the “Effective Date”), by and among Rapid Fire Marketing, Inc., a Nevada Corporation (“Buyer”), and Black Ice Advisors, LLC, a Delaware Corporation (“Company” and together, the “Parties”).

W I T N E S S E T H:

WHEREAS, Buyer desires to acquire certain assets of the Company, necessary for the implementation of industrial hemp operations;

WHEREAS, the Company has determined to sell or assign certain assets to Buyer; and Buyer desires to purchase, the assets described in this Agreement (collectively the “Assets”), all upon the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Assets and Terms For Purchase.

i. At Closing, subject to the terms set forth herein, Buyer shall purchase from Company, and Company shall sell to Buyer, the assets listed below (the “Assets”):

a. 1995 international 2,000 gallon water truck

b. 25,000 gallon steel water tank with hydraulics

c. 2005 John Deere skip loader tractor

ii. The Assets listed above are the only assets that the Buyer shall purchase. The Buyer is not acquiring any liabilities of the Company.

2. Purchase Price. In consideration for the Assets, Buyer agrees to pay to Company, and Company agrees to accept in the form of a convertible promissory note in the amount of $90,000, attached hereto as Exhibit A.

3. Closing.

i. Closing. Subject to the satisfaction or waiver by the applicable party of the conditions precedent to Closing as specified in Item [4] and [5], Closing will take place at a time determined by the Buyer as soon as practicable after execution but in no event later than 10 June, 2015 (“Closing”). Buyer shall provide the Company no less than two Business Days’ notice of the date the Buyer as elected for Closing. The Closing shall be effective as of 11:59 p.m. on Closing Date.

ii. Deliveries at Closing. On or before the Closing the Parties shall perform the following:

a. The Parties shall agree on the form and content of all Exhibits hereto.

b. Buyer shall deliver to Company a fully executed copy of this Agreement executed by Buyer, along with Board Resolutions authorizing its execution and performance of this Agreement.

c. Company shall deliver a fully executed copy of this Agreement to Buyer along with executed Board Resolutions authorizing the issuance and identity of the Assets to Buyer, and authorizing the execution of this Agreement.

d. Buyer shall deliver the Payment in the form of a Convertible Promissory Note as described in Section 1 and attached hereto as Exhibit A.

e. Company shall execute a Bill of Sale transferring the Assets to Buyer.

iii. Additional Acts. Further, from time to time after Closing, each party shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as another party hereto may reasonably request, to more effectively convey and transfer full right, title and interest to, vest in, and place each party, in legal and actual possession of, as applicable, the Assets.

4. Title to Property; Asset Sufficiency, Condition of Tangible Property. Company has good and marketable title to and ownership of the Assets. Company represents and warrants the Assets represent all of the assets necessary to implement an industrial hemp in the same manner as currently conducted and as conducted during the one (1) year period immediately preceding Closing Date.

5. Litigation and Proceedings. There are no claims, actions, complaints, suits or proceedings pending or threatened, against or affecting Company at law or in equity, or before or by any Governmental Authority, which if determined adversely to the Company would have a material adverse effect on the operations or finances of Company.

6. Encumbrances. At Closing, Buyer shall have received confirmation in form and substance reasonably satisfactory to Buyer that, immediately following Closing, any indebtedness of Company, that is an encumbrance on the Company’s assets will either be fully repaid or refinanced and that there will be no encumbrances applicable to the Company’s assets or the Company.

7. Full Disclosure. No representation or warranty by Company in this Agreement and no statement contained in the schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make such statement or statements, in light of the circumstances in which they are made, not misleading.

8. Organization and Authority of Company; Enforceability. Company is a corporation duly organized, validly existing and in good standing under the laws of the state of [STATE OF ORGANIZATION]. Company has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Company. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

9. Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be negotiated between to the two parties. If a mutual agreement is not reached, both parties agree to settle in arbitration through AAA and waive their right to sue in a court of law. Arbitration shall be governed by the laws of the State California in San Diego County and shall be binding.

10. No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11. Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

12. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

13. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

16. Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Company, Buyer and Company shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

17. Term, Survival. This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the parties hereto have been fully performed; however all representations made by Company and by Buyer shall survive the closing of this Agreement. If either party wishes to terminate the Agreement, they may do so by written communication, which must be approved by the other party and include the exchange of consideration or assets delivered at the time of Closing.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

COMPANY		BUYER

Black Ice Advisors, LLC		Rapid Fire Marketing, Inc.

Title:	Director	Title:	CEO